Exhibit 10.24

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

As of October 1, 2005, the following are the base salaries (on an annual basis) of the executive officers of Network Engines, Inc.:

Name and Title	Base Salary
John H. Curtis	$230,000
President, Chief Executive Officer and Director
John Amaral	$200,000
Chief Technology Officer
Douglas G. Bryant	$210,000
Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary
Richard P. Graber	$200,000
Vice President of Engineering and Operations
J. Donald Oldham	$170,000
Vice President of OEM Appliance Sales
Michael D. Riley	$210,000
Vice President of Marketing and Strategy